Exhibit 99.1

RENT-A-CENTER, INC. ANNOUNCES PRELIMINARY RESULTS OF VOTING AT

2017 ANNUAL MEETING OF STOCKHOLDERS

Steven L. Pepper Appointed as Chairman of the Board; Speese Remains Chief Executive Officer

PLANO, Texas – June 8, 2017 – Rent-A-Center, Inc. (NASDAQ/NGS: RCII) (“Rent-A-Center” or the “Company”), the nation’s largest rent-to-own operator, today announced that, based on preliminary results provided by its proxy solicitor following the Company’s 2017 Annual Meeting of Stockholders held today, stockholders have voted to elect Jeffrey J. Brown, Mitchell E. Fadel and Christopher B. Hetrick, the three nominees proposed by Engaged Capital, LLC, to the Rent-A-Center Board of Directors. These three individuals would replace directors Mark E. Speese, Jeffery M. Jackson and Leonard H. Roberts.

The Board has appointed Steven L. Pepper, who currently serves as Lead Director of Rent-A-Center, to succeed Mr. Speese as Chairman of the Board. Mr. Speese will continue to serve as Rent-A-Center’s Chief Executive Officer.

Mr. Pepper commented, “We thank all of our stockholders for their participation throughout this year’s Annual Meeting process. The entire Rent-A-Center Board looks forward to working collaboratively with our new directors to restore long-term growth, drive improved profitability and enhance value for all stockholders. I would also like to express our deep appreciation for Mark’s many years of service on the Rent-A-Center Board and as our Chairman. We look forward to continuing to benefit from his experience in his role as our CEO. Finally, our many thanks to Jeff and Len for their dedication to the Company over the years.”

Mr. Speese said, “It has been a privilege to serve as Chairman of the Rent-A-Center Board. As a founder of Rent-A-Center, I am proud to have grown the Company into one of the largest rent-to-own operators in the U.S. In my capacity as CEO, I remain as dedicated as ever to driving growth and helping Rent-A-Center achieve its full potential on behalf of all of our stakeholders.”

The preliminary voting results indicate that the following proposals were approved:

•	The selection of KPMG LLP as the Company’s independent registered public accounting firm; and

•	Approval of the advisory resolution on executive compensation and the option of “1 Year” “Say on Pay” for future advisory votes on executive compensation.

As required, within four business days, the Company expects to file a Form 8-K with the Securities and Exchange Commission reporting the preliminary results based on the independent inspector of elections’ preliminary tabulation. In addition, the Company will amend the Form 8-K to report the final voting outcome once it has received the final, certified report from the inspector. Stockholders may access these filings on http://investor.rentacenter.com and www.sec.gov.

About Steven L. Pepper

Mr. Pepper joined the Rent-A-Center Board in May 2013, and apart from Lead Director, currently serves as a member of the Board’s Audit & Risk Committee. In 2011, Mr. Pepper retired as President of Yum Brands Mexico, a position he had held since 2001. Over the course of his twenty-year career with Yum, Mr. Pepper was responsible for the Company’s businesses in Europe, Africa and Brazil, as well as serving in key financial positions in the United States and Latin America. From 2006 to 2011, Mr. Pepper was also a member of Yum’s Partners Council, a leadership group comprised of the Company’s twenty top executives. Since retiring from Yum, Mr. Pepper has served as an advisor to a number of private equity groups regarding investments in Latin America. Mr. Pepper also serves on the Advisory Board of Colombia’s leading diversified restaurant and food services company, a division of Grupo Nutresa.

About Rent-A-Center, Inc.

A rent-to-own industry leader, Plano, Texas-based, Rent-A-Center, Inc., is focused on improving the quality of life for its customers by providing them the opportunity to obtain ownership of high-quality, durable products such as consumer electronics, appliances, computers, furniture and accessories, under flexible rental purchase agreements with no long-term obligation. Rent-A-Center Franchising International, Inc., a wholly owned subsidiary of the Company, is a national franchiser of approximately 230 rent-to-own stores operating under the trade names of “Rent-A-Center,” “ColorTyme,” and “RimTyme.”

Forward-Looking Statements

This press release and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “could,” “estimate,” “should,” “anticipate,” “believe,” or “confident,” or the negative thereof or variations thereon or similar terminology. The Company believes that the expectations reflected in such forward-looking statements are accurate. However, there can be no assurance that such expectations will occur. The Company’s actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the general strength of the economy and other economic conditions affecting consumer preferences and spending; factors affecting the disposable income available to the Company’s current and potential customers; changes in the unemployment rate; difficulties encountered in improving the financial and operational performance of the Company’s business segments; the Company’s chief executive officer and chief financial officer transitions, including the Company’s ability to effectively operate and execute its strategies during the interim period and difficulties or delays in identifying and/or attracting a permanent chief financial officer with the required level of experience and expertise; failure to manage the Company’s store labor and other store expenses; the Company’s ability to develop and successfully execute strategic initiatives; disruptions, including capacity-related outages, caused by the implementation and operation of the Company’s new store information management system, and its transition to more-readily scalable, “cloud-based” solutions; the Company’s ability to develop and successfully implement digital or E-commerce capabilities, including mobile applications; disruptions in the Company’s supply chain; limitations of, or disruptions in, the Company’s distribution network; rapid inflation or deflation in the prices of the Company’s products; the Company’s ability to execute and the effectiveness of a store consolidation, including the Company’s ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; the Company’s available cash flow; the Company’s ability to identify and successfully market products and services that appeal to its customer demographic; consumer preferences and perceptions of the Company’s brand; uncertainties regarding the ability to open new locations; the Company’s ability to acquire additional stores or customer accounts on favorable terms; the Company’s ability to control costs and increase profitability; the Company’s ability to retain the revenue associated with acquired customer accounts and enhance the performance of acquired stores; the Company’s ability to enter into new and collect on its rental or lease purchase agreements; the passage of legislation adversely affecting the Rent-to-Own industry; the Company’s compliance with applicable statutes or regulations governing its transactions; changes in interest rates; adverse changes in the economic conditions of the industries, countries or markets that the Company serves; information technology and data security costs; the impact of any breaches in data security or other disturbances to the Company’s information technology and other networks and the Company’s ability to protect the integrity and security of individually identifiable data of its customers and employees; changes in the Company’s stock price, the number of shares of common stock that it may or may not repurchase, and future dividends, if any; changes in estimates relating to self-insurance liabilities and income tax and litigation reserves; changes in the Company’s effective tax rate; fluctuations in foreign currency exchange rates; the Company’s ability to maintain an effective system of internal controls; the resolution of the Company’s litigation; and the other risks detailed from time to time in the Company’s SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2016, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts

Investors:

Maureen Short

Interim Chief Financial Officer

972-801-1899

maureen.short@rentacenter.com

and

Okapi Partners LLC

Bruce H. Goldfarb / Chuck Garske / Teresa Huang

212-297-0720

Media:

Joele Frank, Wilkinson Brimmer Katcher

Kelly Sullivan / James Golden / Matthew Gross / Aura Reinhard

212-355-4449